                                   CONSENT OF

                                  -------------

                              MAYER, BROWN & PLATT

                            ------------------------


         We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 58 to the Form N-1A Registration Statement of Morgan Stanley Institutional Fund Trust, File No. 2-89729. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                            MAYER, BROWN & PLATT



New York, NY
January 30, 2002